SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2002

GREKA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	0-20760	84-1091986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Fifth Avenue, Suite 1501, New York, NY	10111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 218-4680

Item 5.    Other Events.

On July 1, 2002 GREKA Energy Corporation (“GREKA”) announced that it had institutionally placed $30 million of a secured credit facility to conclude the debt restructuring and to close a material acquisition of oil and gas assets in Santa Maria, California within its Integrated Operations. Of the $30 million proceeds received on June 27, 2002, the Company paid $14.3 million to GMAC Commercial Credit, LLC to retire its term loan, $12 million to Vintage Petroleum, Inc., and the balance toward working capital and closing costs. The Company executed a promissory note for the remaining $6 million purchase price owed to Vintage Petroleum to be paid within twelve months.

The Securities Purchase Agreement, Asset Sale Agreement and Promissory Note pertaining to these transactions are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and the press release announcing these transactions is filed as Exhibit 99.1 hereto.

Item 7.    Financial Statements and Exhibits.

(c)  The following exhibits are furnished as part of this report:

Exhibit 10.1	Securities Purchase Agreement between GREKA Energy Corporation as borrower, certain of its affiliates as guarantors, and Guggenheim Investment Management, LLC as collateral agent dated June 26, 2002.

Exhibit 10.2	Asset Sale Agreement between Vintage Petroleum California, Inc. and Greka SMV, Inc. dated May 31, 2001.

Exhibit 10.3	Promissory Note by Greka SMV, Inc. to Vintage Petroleum California, Inc. dated June 26, 2001.

Exhibit 99.1	Press release of GREKA Energy Corporation dated June 3, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

GREKA ENERGY CORPORATION

By:	/s/ RANDEEP S. GREWAL
Randeep S. Grewal, Chairman, Chief Executive Officer and President

Date: July 15, 2001

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